Exhibit 5.1
March 13, 2006
Board of Directors
Mercer International Inc.
14900 Interurban Avenue South, Suite 282
Seattle, Washington 98168
Re:     Mercer International Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to Mercer International Inc., a Washington corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment (the “Post-Effective Amendment”) to Registration Statement on Form S-3 (Reg. No. 333-121172) (the “Registration Statement”), as may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of $500,000,000 aggregate principal amount of (i) the Company’s debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $1.00, of the Company (the “Preferred Shares”) and (iii) shares of common stock, par value $1.00, of the Company (the “Common Shares”), of which $390,037,666 aggregate principal amount have been previously sold under the Registration Statement. The aggregate principal amount of Debt Securities, Preferred Shares and Common Shares remaining available for sale under the Registration Statement are hereinafter referred to as the “Securities.”
I.
     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:
(a)	The Registration Statement and the Post Effective Amendment;

(b)	The Company’s Articles of Incorporation, as amended and corrected, certified by the Washington Secretary of State, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

Heller Ehrman White & McAuliffe LLP   701 Fifth Avenue, Suite 6100   Seattle, WA 98104-7098   www.hewm.com

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Mercer International, Inc.
March 13, 2006

(c)	A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State, dated March 8, 2006;

(d)	The Company’s Bylaws, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

(e)	Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of directors of the Company relating to the issuance of the Securities by the Company; and

(f)	A certificate (the “Officer’s Certificate”) of an officer of the Company as to certain factual matters.
     We have also assumed (i) the Post-Effective Amendment, and any later amendments to the Registration Statement, will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement, as amended, and the applicable prospectus supplement; (iv) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities; (v) at the time of any offering of Common Shares or Preferred Shares, that the Company will have such number of shares of Common Shares or Preferred Shares, as set forth in such offering or sale, authorized and available for issuance; (vi) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (viii) definitive indentures or agreements with respect to the Securities as described in the Registration Statement, as amended, and the applicable prospectus supplement, and as filed as an exhibit to or incorporated by reference in the Registration Statement, as amended, will have been duly authorized, executed and delivered by the parties thereto; and (vii) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement or indenture.
II.
     This opinion is limited to the federal laws of the United States of America, and the laws of the State of New York and State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
III.
     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that (a) the Debt Securities, when sold and after receipt of payment therefor, will constitute valid and binding obligations of the Company, enforceable

Mercer International, Inc.
March 13, 2006

against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, and (ii) to general principles of equity (including without limitation standards of materiality, good faith, fair dealing and reasonableness), whether such enforceability is considered in a proceeding in equity or at law, and (b) the Preferred Shares and Common Shares, when sold and after receipt of payment therefor, and the Common Shares, when issued upon conversion of any of the Preferred Shares or Debt Securities, will be validly issued, fully paid and non-assessable.
IV.
     We further advise you that:
A.	As noted, the enforceability of the Debt Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Securities, these principles will require the parties thereto to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Securities and will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

B.	The enforceability of the Debt Securities is subject to the effects of (i) Section 1-102 of the New York Uniform Commercial Code (the “New York UCC”), which provides that obligations of good faith, diligence, reasonableness and care prescribed by the New York UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the New York UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

C.	The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

D.	Provisions of the Debt Securities requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.
V.
     We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to our firm in Post-Effective Amendment and any prospectus or any supplement thereto constituting a part of the Registration Statement.

Mercer International, Inc.
March 13, 2006

     This opinion is rendered to you in connection with the filing of the Post-Effective Amendment and is solely for your benefit and the benefit of the purchasers of the Securities. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.
Very truly yours,

/s/ HELLER EHRMAN LLP